Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements of Cumberland Pharmaceuticals Inc. (the “Company”) on Form S-3 (No. 333-251308) and Forms S-8 (No. 333-164376 and 333-271978) of our report dated March 7, 2025, with respect to the consolidated financial statements of the Company, included in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Carr, Riggs & Ingram, LLC

Nashville, Tennessee

March 7, 2025